SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of Earliest Event Reported) April 2, 2001
                                                   -------------


                   THE WINNER'S EDGE.COM, INC.
      ------------------------------------------------------
      (Exact name of Registrant as specified in its charter)




                            Delaware
          ----------------------------------------------
          (State or Other Jurisdiction of Incorporation)



      0-22954                               65-0952186
------------------------          ---------------------------------
(Commission File Number)          (IRS Employer Identification No.)




               P.O. Box 500, East Taunton, MA 02718
             ----------------------------------------
             (Address of Principal Executive Offices)



                         (508) 880-6969
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                 (Registrant's Telephone Number)


   1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431
  -------------------------------------------------------------
  (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.
          -------------

     On March 30, 2001, the Company entered into an Agreement for the Sale and Purchase of Certain Assets of Universal Sealant, Ltd., a Bahamian corporation ("USL"). The Company purchased all proprietary and other rights to produce, manufacture, distribute, and sell a roofing sealant known as Universal Roof Shield (the "Product"). The Company will not have to advance any funds to pay for the acquisition as the total purchase price will be paid from net revenues generated from the sale of product over a two (2) year term. Over the two (2) year term, the Company will retain net revenues of $100,000 with the balance of the net revenues generated over the two (2) year term paid to USL. The total net revenues paid to USL during the twenty-four (24) months shall not exceed One Million Dollars ($1,000,000). Upon the expiration of the twenty-four
(24) month term, the Company will have no further financial obligations of any kind and nature whatsoever to USL.


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                            SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE WINNER'S EDGE.COM, INC.



April 2, 2001                 By: /s/Michael E. Fasci
                                 ------------------------------------
                                 Michael E. Fasci,
                                 Chief Financial Officer





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